                                                                        Executed

                                            Document Control Number 99-32-00729
Ex-10.5

                            LICENSE OPTION AGREEMENT

                                    between

                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                      and

                          MANHATTAN SCIENTIFICS, INC.

                                      for

                   CYCLODEXTRIN POLYMER SEPARATION MATERIALS

                                             Document Control Number 99-32-00729

                                TABLE OF CONTENTS

1.  DEFINITIONS ..............................................................1
2.  OPTION FOR LICENSE .......................................................3
3.  FEE ......................................................................4
4.  EXERCISE OF THE OPTION ...................................................4
5.  TERMS OF PROPOSED LICENSE ................................................4
6.  DUE DILIGENCE ............................................................5
7.  PATENT PROSECUTION AND MAINTENANCE .......................................5
8.  LIFE OF THE LICENSE OPTION AGREEMENT .....................................5
9.  TERMINATION BY THE REGENTS ...............................................6
10. TERMINATION BY THE LICENSEE ..............................................6
11. USE OF NAMES AND TRADEMARKS ..............................................6
12. LIMITED WARRANTY .........................................................7
13. RESERVED .................................................................7
14. NOTICES ..................................................................8
15. ASSIGNABILITY ............................................................8
16. RESERVED .................................................................8
17. WAIVER ...................................................................8
18. RESERVED .................................................................9
19. MISCELLANEOUS ............................................................9
APPENDIX A -- University Patent Rights .......................................11
APPENDIX B -- Approved Press Releases ........................................12


Manhattan Scientifics, Inc. -- University of California                       ii

                                             Document Control Number 99-32-00729

                         DEVELOPMENT LICENSE AGREEMENT

                  (CYCLODEXTRIN POLYMER SEPARATION MATERIALS)

THIS LICENSE OPTION AGREEMENT LICENSE OPTION AGREEMENT is entered into by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a nonprofit educational institution and a public corporation of the State of California, hereinafter referred to as the "University;" and MANHATTAN SCIENTIFICS, INC., 641 Fifth Ave., Suite 36F, New York, NY 10022, hereinafter referred to as the "Licensee," the parties to this License Option Agreement being referred to individually as a "Party," and collectively as "Parties."

      BACKGROUND

The University conducts research and development at the Los Alamos National Laboratory (LANL) for the U.S. Government under Contract No. W-7405-ENG-36 with the U.S. Department of Energy (DOE).

Rights in inventions and technical data made in the course of the University's research and development at LANL are governed by the terms and conditions of the Contract.

Certain technology relating to the removal of certain organics from water and air has been developed in the course of the University's research and development at LANL.

The University desires that such technology be developed and utilized to the fullest extent possible so as to enhance the accrual of economic and technological benefits to the U.S. domestic economy.

Licensee is desirous of obtaining certain rights from the University which would allow it to explore the commercial potential of the University's Patent Rights , and the University is willing to grant such rights.

The Parties agree as follows:

                                 1. DEFINITIONS

      1.1 "UNIVERSITY'S PATENT RIGHTS" means the University's rights arising from the U.S. patents or applications, including any continuing applications, divisionals, and reissues thereof (but not including continuations-in-part); and the patents issuing on applications, identified in Appendix A, incorporated herein by reference.

      1.2 "LICENSED PRODUCT" means any article of manufacture, machine or


Manhattan Scientifics, Inc. -- University of California             Page 1 of 11
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                                             Document Control Number 99-32-00729

composition of matter covered by University's Patent Rights or whose manufacture, use, or sale by an unlicensed third party would constitute an infringement of any pending or issued claim within University's Patent Rights.

      1.3 "LICENSED METHOD" means any method either that is covered by University's Patent Rights or whose use or practice by an unlicensed third party would constitute an infringement of any pending or issued claim within University's Patent Rights.

      1.4 "LICENSE AGREEMENT" means a license agreement between the University and Licensee that shall result if Licensee exercises its option pursuant to
Article 4.

      1.5 "BUSINESS PLAN" means a reasonably detailed plan containing information regarding, but not limited to, projected sales for the Licensed Products, dates of such sales, projected costs and profits and containing other terms commonly included in business plans, such Business Plan to be submitted to the University by Licensee prior to the negotiation and the execution of the contemplated License Agreement.

      1.6 "FIELD OF USE" means (i) residential entry points for individual consumption or single family consumption, (ii)point of use applications for individual consumption or single family consumption, and (iii) commercial entry points and commercial point of use applications limited to restaurants, cafeterias, catering halls, and other premises where upon food and beverages are sold to the public. By way of example, the Field Of Use includes the removal of organic contaminants from water at the entry point to or immediately before an outlet faucet (such as a faucet in a kitchen or bathroom) in a private home or apartment or restaurant or an outlet faucet for other single family home consumer use applications such as filtering water for a hot-tub or swimming pool. By further way of example, the Field Of Use includes filter applications prior to and proximate to a single water cooler, drinking fountain, soda machine, or sink in an office common area. By further way of example, the Field of Use includes the removal of organic contaminants when used in a portable devise by a person to purify lake, pond, river or stream, or any other source of water for his/her own consumption or public consumption in a restaurant. By further way of example, the Field Of Use includes whole-house point-of-entry filtration systems for single family dwellings including without limitation private homes and individual apartments and restaurants. By further way of example, the Field Of Use includes air filtration systems for individual use, single family dwelling use, and restaurant use including without limitation air filtration for central heating systems, central air condition conditioning systems, central vacuum systems, and single stand-alone units of air conditioners, heaters, vacuums, and electric/electornics air filters.

      The Field of Use does not include removing organic contaminants from aqueous streams and from other liquids or from air and other gases where such use is for industrial applications, commercial applications except for the limited


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                                             Document Control Number 99-32-00729

commercial applications as set forth in the foregoing paragraph, and government applications.

      By way of example, the Field Of Use does not include volume removal of organic contaminants from municipal and community water wells, municipal and community reservoirs, and groundwater; removal of organic contaminants from biological fluids; and volume removal of organic compounds from aqueous and other liquid process streams as well as from air and other gases. By further way of example, The Field Of Use does not include the removal of organic contaminants at the entry and exit points of industrial processes, the entry points into commercial, industrial and multi-family residential buildings such as apartment complexes and other small water systems such as the water entry point into campgrounds, trailer parks, and small community water systems.

                             2. OPTION FOR LICENSE

      2.1(a) Subject to the limitations set forth in this License Option Agreement, the University hereby grants to Licensee an exclusive option to negotiate an exclusive world-wide license under University's Patent Rights to make, have made, use and sell Licensed Products and to practice the Licensed Method in the United States, and in other countries subject to paragraph 2.1(b), and to sublicense all of the foregoing, limited to the Field of Use.

      2.1(b) Subject to the limitations set forth in this License Option Agreement, the University hereby grants to Licensee a first right of refusal to obtain a license under University's Patent Rights to make, have made, use and sell Licensed Products and to practice Licensed Method and to sublicense all of the foregoing in foreign countries where the University has filed international cases corresponding to the University's Patent Rights, provided however, that Licensee agrees to share all costs associated with international cases pro rata with other extant licensees who have license rights to such international cases. The University is not under any obligation to file, prosecute, or maintain any international cases.

      2.2 Said option shall commence on the effective date of this License Option Agreement and shall expire on February 29, 2000 (Initial Term). Licensee may extend the life of this License Option Agreement to February 28, 2001 (Second Term) in accordance with Paragraph 3.2.

      2.3 This License Option Agreement does not constitute a license to make, have made, use or sell Licensed Products or to practice the Licensed Method except for the sole purpose of evaluating Licensee's interest in exercising the option. Licensee acknowledges its obligations under Article 6 (Due Diligence).

      2.4 Licensee's right to exercise its option in accordance with this License Option Agreement is subject to:


Manhattan Scientifics, Inc. -- University of California             Page 3 of 12
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                                             Document Control Number 99-32-00729

      (a) The University's export control review concluding that the University may proceed with commercially licensing UNIVERSITY'S PATENT RIGHTS, and;

      (b) the University obtaining the U.S. Department of Energy's approval of such export control review.

                                     3. FEE

      3.1 As consideration for this License Option Agreement, Licensee agrees to pay to the University a fee of ten thousand Dollars ($ 10,000.00) to be paid within five business days (5) days from the effective date of this License Option Agreement. This fee is neither refundable nor deductible nor an advance against future royalties.

      3.2 As consideration for the Second Term of this License Option Agreement, Licensee agrees to pay to the University a Second Option Fee of ten thousand U.S. dollars ($10,000.00) to be paid prior to the expiration of the Initial Term of this Agreement and such payment must include a written statement that Licensee elects to extend the life of this Agreement for a Second Term of twelve months. This Second Option Fee is neither refundable nor deductible nor an advance against future royalties.

                           4. EXERCISE OF THE OPTION

      4.1 If Licensee elects to exercise its option rights to a License Agreement under paragraph 2.1 hereof, Licensee shall notify the University in writing pursuant to Article 14 (Notices) prior to the expiration of this License Option Agreement with a copy of Licensee's Business Plan attached to the notice. Failure of Licensee to so notify the University shall be deemed to be an election by Licensee not to exercise its option rights.

      4.2 When Licensee notifies the University pursuant to paragraph 4.1, it shall specify in writing those particular patent applications, fields of use and territory for which it desires a license from the University and those in which it has no interest.

                          5. TERMS OF PROPOSED LICENSE

      5.1 If Licensee exercises its option under Article 4, Licensee and the University shall thereupon negotiate in good faith to arrive at mutually agreeable, reasonable terms and conditions for the license, subject to the University's pre-existing contractual obligations to the U.S. Government, and limitation of University's warranties

      5.2 The Licensee acknowledges and agrees that the U.S. Government has


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                                             Document Control Number 99-32-00729

a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced throughout the world, for or on behalf of the United States, inventions covered by the University's Patent Rights, and has certain other rights under 35 U.S.C. 200-212 and applicable implementing regulations and under the U.S. Department of Energy Assignment and Confirmatory License.

      5.3 The Licensee is informed and acknowledges that under 35 U.S.C. 203 the U.S. Department of Energy has the right to require the Licensee to grant a nonexclusive, partially exclusive or exclusive license in any field of use to a responsible applicant or applicants, under the circumstances and in accordance with the procedures prescribed at 48 CFR 27.304-1(g).

      5.4 The University will reserve the right to grant a limited license for use by a CRADA partner(s) to use the University Patent Rights for CRADA or developmental purposes.

                                6. DUE DILIGENCE

      6.1 Subject to paragraph 2.3, Licensee shall diligently undertake the requisite market research to evaluate its interest in exercising the option, including the preparation of a Business Plan.

      6.2 Licensee shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligence obligations hereunder.

                     7. PATENT PROSECUTION AND MAINTENANCE

      7.1 The University will file, prosecute, and maintain the U.S patent applications and patents listed in Appendix A.

      7.2 The costs associated with U.S. cases will be borne by the University.

                    8. LIFE OF THE LICENSE OPTION AGREEMENT

      8.1 This License Option Agreement shall be effective upon execution by the Parties and the University's receipt of the License Issue Fee.

      8.2 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this License Option Agreement, this License Option Agreement shall be in full force and effect from the effective date and shall remain in effect for the period specified in Article 2 (OPTION).

      8.3 Any termination of this License Option Agreement shall not affect the


Manhattan Scientifics, Inc. -- University of California             Page 5 of 12
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                                             Document Control Number 99-32-00729

rights and obligations set forth in the following Articles:

      Article 7  Patent Prosecution and Maintenance
      Article 11 Use of Names and Trademarks
      Article 16 Late Payments

      8.4 Any termination of this License Option Agreement shall not relieve Licensee of its obligation to pay any moneys due or owing at the time of such termination and shall not impair any accrued right of the University.

                         9. TERMINATION BY THE REGENTS

      9.1 If Licensee should violate or fail to perform any term or covenant of this License Option Agreement, then the University may give written notice of such default (Notice of Default) to Licensee. If Licensee should fail to repair such default within thirty (30) days of the effective date of such notice, the University shall have the right to terminate this License Option Agreement by a second written notice (Notice of Termination) to Licensee. If a Notice of Termination is sent to Licensee, this License Option Agreement shall automatically terminate on the effective date of such notice. These notices shall be subject to Article 14 (Notices).

                        10. TERMINATION BY THE LICENSEE

      10.1 Licensee shall have the right at any time to terminate this License Option Agreement in whole or as to any portion of University's Patent Rights by giving notice in writing to the University. Such Notice of Termination shall be subject to Article 14 (Notices) and such termination shall be effective thirty
(30) days from the effective date of such notice.

                        11. USE OF NAMES AND TRADEMARKS

      11.1 Except as specifically approved in Appendix B, nothing contained in this License Option Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use of the name, "The University of California", "Los Alamos National Laboratory" or the name of any campus of The University of California is expressly prohibited.

      11.2 The University may disclose to third parties the existence of this License Option Agreement, but shall not disclose information identified as proprietary by Licensee under 11.3, except where the University is required to release such information under either the California Public Records Act or other applicable law.


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                                             Document Control Number 99-32-00729

      11.3 Licensee agrees to mark those portions of a copy of this License Option Agreement which Licensee believes contain proprietary business information of Licensee and return such copy to the University within thirty days of the effective date of this License Option Agreement.

                              12. LIMITED WARRANTY

      12.1 The University warrants that it has the lawful right to grant this license, subject to DOE assignment of rights in the technology to the University in the event such rights are not owned by the University, and that it has not granted any rights under the University's Patent Rights to any other party, except as required by action of law or by the University's prime contract with DOE.

      12.2 This License Option Agreement and the associated technology and University's Patent Rights are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. NEITHER THE UNIVERSITY NOR THE U.S. GOVERNMENT MAKES ANY REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT. IN NO EVENT WILL THE UNIVERSITY OR THE U.S. GOVERNMENT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF LICENSED PRODUCTS OR LICENSED METHODS.

      12.3 Nothing in this License Option Agreement shall be construed as:

            a. a warranty or representation by the University or the U.S. Government as to the validity or scope of University's Patent Rights; or

            b. an obligation to bring or prosecute actions or suits against third parties for patent infringement; or

            c. conferring by implication, estoppel, or otherwise any license or rights under any patents of the University or the U.S. Government other than University's Patent Rights as defined herein; or

            d. an obligation by University or the U. S. Government to furnish any know-how, technical assistance, or technical data that is unrelated or unnecessary to the transfer of the Technology to the Licensee for the purpose of implementing this License Option Agreement.

                                  13. RESERVED


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                                             Document Control Number 99-32-00729

                                  14. NOTICES

      14.1 Any payment, notice, or other communication required or permitted to be given to either party hereto shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person, or by facsimile with confirmation or by first-class certified mail, postage paid, to the respective address given below, or to such other address as it shall designate by written notice given to the other party as follows:

In the case of the Licensee:

Manhattan Scientifics, Inc. 641 Fifth Ave., Suite 36F
New York, NY 10022
Attn: Marvin Maslow, Chairman and CEO

In the case of the University:            Fee Payments:

Los Alamos National Laboratory            Industrial Partnership Office
Industrial Partnership Center             ATTN: License Administrator
P.O. Box 1663, Mail Stop M899             P.O. Box 462
Los Alamos, New Mexico 87545              Los Alamos, NM 87544
Attention: Licensing Coordinator

                               15. ASSIGNABILITY

      15.1 This License Option Agreement is binding upon and shall inure to the benefit of the University, their successors and assigns, but shall be personal to and assignable by Licensee only with the written consent of the University, which consent shall not be unreasonably withheld.

                                  16. RESERVED

                                   17. WAIVER

      17.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or terms herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.


Manhattan Scientifics, Inc. -- University of California             Page 8 of 12
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                                             Document Control Number 99-32-00729

                                  18. RESERVED

                               19. MISCELLANEOUS

      19.1 The headings of the several sections of this License Option Agreement are included for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this License Option Agreement.

      19.2 No amendment or modification of this License Option Agreement shall be binding on the Parties unless made in a writing executed by duly authorized representatives of the Parties.

      19.3 This License Option Agreement embodies the entire understanding of the Parties and shall supersede all previous communications, representations, or understandings, either oral or written, between the Parties relating to the subject matter hereof.

      19.4 In the event any one or more of the provisions of this License Option Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this License Option Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

      19.5 This License Option Agreement shall be interpreted and construed in accordance with the laws of the New Mexico.


Manhattan Scientifics, Inc. -- University of California             Page 9 of 12
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                                             Document Control Number 99-32-00729

      IN WITNESS WHEREOF, both the University and Licensee have executed this License Option Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year hereinafter written.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By /s/ John C. Browne
   -----------------------------------------
   John C. Browne, Director
   Los Alamos National Laboratory

Date August 31, 1999
     ---------------------------------------


LICENSEE:

By: /s/ Marvin Maslow
    ----------------------------------------

Printed Name: Marvin Maslow
              ------------------------------

Title: CEO
       -------------------------------------

Date: August 31, 1999
      --------------------------------------


Manhattan Scientifics, Inc. -- University of California            Page 10 of 12
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                                             Document Control Number 99-32-00729

                                   APPENDIX A

                           UNIVERSITY'S PATENT RIGHTS

1. LANL Case No. S-84,978, U.S. patent application number 09/214,216, filed on November 21, 1997, "Cyclodextrin Polymer Separation Materials," by DeQuan Li and Min Ma.


Manhattan Scientifics, Inc. -- University of California            Page 11 of 12
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                                             Document Control Number 99-32-00729

                                   APPENDIX B

      The attached press releases are approved by the University.


Manhattan Scientifics, Inc. -- University of California            Page 12 of 12

                          UNIVERSITY'S PRESS RELEASE:

--------------------------------------------------------------------------------
Los Alamos                                                          news release
National Laboratory
--------------------------------------------------------------------------------

           A Department Of Energy/University of California Laboratory

CONTACT: Ternel Martinez, 505-665-7778, tmart@lanl.gov                    98-013

                   LABORATORY LICENSES NANOSPONGE TECHNOLOGY

      Los Alamos, N.M., July ??, 1999 -- The Department of Energy's Los Alamos National Laboratory has signed a six-month license option agreement with Manhattan Scientifics, Inc., to further develop nanoporous polymer water filtering technology for home consumer commercialization.

      The technology, more commonly called a nanosponge, is a polymer-based material that forms nanometer-sized pores that absorb and trap organic contaminants in water, reducing their concentrations to parts-per-trillion levels.

      In addition, nanosponges can be fabricated into granular solids, powders and optical quality thin films, enabling users to customize the polymer for multiple applications and formats. A simple alcohol rinsing releases the collected contaminants from the polymer, which can then be reused. DeQuan Li and Min Ma of Los Alamos' Bioscience and Biotechnology Group developed the nanosponge technology.

      Cindy Boone of Los Alamos' Civilian and Industrial Technology Program Office said Manhattan Scientifics received the license agreement based on Los Alamos' prior interactions with the company -- via two unrelated cooperative research and development agreements -- and Manhattan's aggressive management style in pursuing market opportunities.

      "Consumers now pay more for bottled water in the supermarket than they pay for gasoline," said Manhattan Scientifics CEO Marvin Maslow. "Our intention is to reverse this trend by bringing a low cost, reusable water filtering device into the American home and bring fresh water costs back to a real-world alignment." Manhattan plans to form a strategic alliance with a corporate partner already well-established in the consumer water business to manufacture and market a home consumer product, he added.

                                   -- more --

          For more Los Alamos news releases, visit World Wide Web site http://www.lanl.gov/external/News/pressreleases

Nanosponge License Agreement
Page 2


      Manhattan Scientifics also develops and commercializes technologies such as micro fuel cell technology, holographic media for data storage and Internet-based image management and transmission. Its research headquarters are located in Los Alamos, with its business offices located in New York City. For more information, contact Maslow at 917-923-3300 or Boone at 505-667-1229.

      Los Alamos National Laboratory is operated by the University of California for the U.S. Department of Energy.

                            LICENSEE'S PRESS RELEASE

For Immediate Release

Manhattan Scientifics Acquires Option to Consumer Rights For Filtering Technology From Los Alamos National Laboratory

Los Alamos, NM, (July 00, 1999) -- Manhattan Scientifics, Inc. (OTC BB: MHTX) announced today that it has acquired a six-month exclusive option to the global consumer rights to the nanoporous polymer water filtering technology developed at the Los Alamos National Laboratory (LANL).

The technology has the ability to reduce concentrations of organic compounds in water to parts-per-trillion levels. The binding between organic contaminants and the nanoporous polymer is 100,000 times greater than the binding between contaminants and the widely used activated carbon. Unlike activated carbon, the polymers do not allow leaching of the organic contaminants once they are trapped. However, a simple alcohol rinse will release the organic contaminant from the polymer allowing the polymer to be used time and time again.

Cindy Boone, a spokesperson for LANL, said, "Our decision to offer the exclusive option covering consumer applications of the nanoporous polymer technology to Manhattan Scientifics was based upon our assessment of the management,s level of aggressiveness in pursuing market opportunities. Within the past year we've watched this Los Alamos-based high tech group aggressively enter into the micro fuel cell arena and participate in two cooperative research and development agreements with LANL, one dedicated to developing the long sought-after media for holographic data storage and the other in portable energy for consumers area."

Marvin Maslow, CEO of Manhattan Scientifics, said, "Consumers now pay more for bottled water in the supermarket than they pay for gasoline. Our intention is to reverse this trend by bringing a low cost, re-usable water filtering device to the market and to bring fresh water costs back to a real-world alignment. Our business plan for this remarkable technology is to form a strategic alliance within the six month option period with a corporate partner already well established in the water business and to work together to manufacture and market an effective consumer application. We intend to pursue this aggressively and have already identified a number of potential partners."

Maslow said, "This agreement with LANL represents our fourth major technology initiative. We are confident we can successfully shepherd all of these four diverse undertakings because of the business model we have developed. The model us based on establishing strategic alliances with scientists and technical experts together with corporate partners who have the ability to provide the capital and marketing to transform these technology initiatives into successful businesses. We know we can,t be all things to all people. That is why our business plan focuses on our primary capabilities, namely technology transfer, our experience in working with government labs, our ability to provide early stage capital and manpower resources, our patent skills and our ability to select of appropriate corporate partners to quickly bring product to market."

Manhattan Scientifics, Inc. is developing and commercializing proprietary technologies in the advancement of consumer and commercial electronics including micro fuel cell technology and holographic media for data storage, Internet-based image management and transmission and consumer water filtering. Manhattan Scientifics, research headquarters are located in Los Alamos, NM. Its business offices are in New York City. Copies of Manhattan Scientifics press releases, current quotes, stock charts and other useful information for investors may be found on the websites www.mhtx.com and www.hawkassociates.com. For further information contact Manhattan Scientifics CEO Marvin Maslow (917) 923-3300 or Cindy Boone, spokesperson for the Los Alamos National Laboratories at (505) 667-1229. Manhattan Scientifics, business address is 641 5th Avenue, New York, N.Y. 10022. (212) 752-0505/ Fax (212) 752-0077.

Media Contact                             Institutional Investor Relations:
Alex Stanton, Peter Engel                 Frank Hawkins, Julie Marshall

Stanton-Crenshaw                          Hawk Associates

Email: alex@stanton                       Email: Fhawk@hawkassociates.com
crenshaw.com                              http://www.hawkassociates.com
Tel: (212) 780-1900                       Tel: (305) 852-2383

      The foregoing press release contains forward-looking statements, including statements regarding the company's expectation of its future business. These forward looking statements are based largely on the company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the company's control. Actual results could differ materially from these forward looking statements as a result of a variety of factors including the taking public of New Mexico Software, successfully completing the research and development with respect to the micro fuel cell and other technologies, successfully commercializing the micro fuel cell and holographic storage devices for mass production, successfully protecting the company,s patents, and effective significant industry competition from various entities whose research and development, financial, sales and marketing and other capabilities far exceeds the company,s. In light of these risks and uncertainties there can be no assurances that the forward-looking statements in this press release will in